Exhibit 10.1

AMENDMENT TO

SECOND AMENDED AND RESTATED

EMPLOYMENT AGREEMENT

THIS IS AN AMENDMENT TO THE SECOND AMENDED AND RESTATED EMPLOYMENT AGREEMENT made as of the 25th day of March, 2008, by and among BUTLER INTERNATIONAL, INC. (“International”), BUTLER SERVICE GROUP, INC. (“Butler”) and EDWARD M. KOPKO (“Employee”), who resides at 2100 North Ocean Boulevard, 31A, Ft. Lauderdale, Florida 33305.

WHEREAS, Employee has been serving as President, Chairman of the Board of Directors and Chief Executive Officer of International since 1985, as President, Chairman of the Board of Directors and Chief Executive Officer of Butler since 1989, and currently serves as President, Chief Executive Officer and Chairman of the Board of all other operating subsidiaries of International; and

WHEREAS, International, Butler, and Employee entered into a Second Amended and Restated Employment Agreement (“Agreement”) dated December 4, 2002, which confirmed and set forth the terms and conditions of Employee’s employment with International and Butler; and

WHEREAS, the Agreement currently provides for, among other things, a guaranteed performance bonus payment in the amount of $450,000 per year and a guaranteed incentive bonus payment in the amount of 25% of the Employee’s yearly salary per year; and

WHEREAS, such payments are currently not deductible by International for federal income tax purposes; and

WHEREAS, the Compensation Committee of International has requested that the Agreement be amended so that such performance bonus and incentive payments can be deducted by International pursuant to Internal Revenue Code Section 162(m) (“Section 162(m)”); and

WHEREAS, in order for International to be able to deduct such payments pursuant to Section 162(m), International has requested that Employee agree to condition the payment of such amounts upon the attainment of certain specified goals; and

WHEREAS, Employee has agreed to condition the guaranteed performance bonus payment of $450,000 and the incentive bonus payment of 25% of Employee’s base salary upon the attainment of certain goals, provided that Employee’s salary is increased by $125,000 per year; and

WHEREAS, Employee has requested clarification of certain other provisions in the Agreement; and

WHEREAS, Butler, International, and Employee desire to amend and restate the Agreement to reflect the changes set forth herein;

NOW, THEREFORE, in consideration of the premises to this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Butler, International and Employee agree as follows:

1.	Section 5(b) of the Agreement is hereby amended as follows:
A.

Subsections (1) (excluding the third to the last sentence which shall be placed at the end of new subsection (1)), (4) and (5) (which subsections related to guaranteed payments) and subsection (6) are hereby deleted.

B.	Subsection (2) is hereby renumbered as subsection (1) and amended as follows:
(i)	the phrase “less amounts previously paid to Employee under the above paragraph for such calendar year” is hereby deleted;

(ii)

in clause (i), the second reference to “$3,000,000” shall be changed to “$13,000,000”, the phrase “provided that such payment shall not be less than $150,000 if International has operating income” shall be inserted after the first reference to “such year” in clause (i), and the phrase “plus a payment of $300,000 if International’s operating income exceeds $3,000,000” shall be inserted after the second reference to “such year” in clause (i);

(iii)

at the end of the subsection, the following shall be inserted: “For fiscal year 2008 only, to the extent that operating income for fiscal year 2008 equals or exceeds $4,500,000 Employee will be entitled to a performance bonus payment of $450,000, plus 3% of operating income in excess of $13,000,000.

C.	A new subsection (2) shall be added as follows:

International intends that the performance and incentive bonuses noted above qualify as performance based compensation under Section 162(m) of the Internal Revenue Code. Before any payment of the performance and incentive bonuses noted above, International’s compensation committee will certify in writing that the performance and/or incentive goals, respectively, have been met.

2.	Section 5 (c)(2) of the Agreement (which relates to the Estimated Operating Income) is deleted in its entirety.

3.	Employee’s salary shall be increased by the amount of $125,000.
4.

The first parenthetical phrase in Section 5(d) shall be amended by adding the words “long-term care insurance” after the word “including” and the fourth parenthetical phrase in Section 5(d) shall be amended by adding the words “and paid on request” after the word “cumulated”.

5.	Except as modified herein, the Agreement shall remain in full force and effect.

              IN WITNESS WHEREOF, the parties hereto have set their hands and seals as of the day and year first above written.

EMPLOYEE:	BUTLER SERVICE GROUP, INC.

/s/ Edward M. Kopko	By:	/s/ Mark Koscinski
Edward M. Kopko
	Title:	Chief Financial Officer

BUTLER INTERNATIONAL, INC.

	By:	/s/ Mark Koscinski

	Title:	Chief Financial Officer

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